EXHIBIT 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING
FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Walden W. O’Dell, Chairman of the Board, President and Chief Executive Officer of Diebold, Incorporated (“Diebold”), state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Diebold and, except as corrected or supplemented in a subsequent covered report:

·	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

·	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Audit Committee of the Board of Directors of Diebold.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

·	Annual Report on Form 10-K of Diebold for the year ended December 31, 2001;

·	Quarterly Reports on Form 10-Q of Diebold for the quarters ended March 31 and June 30, 2002;

·	Definitive Proxy Statement for the Annual Meeting of Shareholders of Diebold held on April 25, 2002; and

·	any amendments to any of the foregoing.

/s/Walden W. O’Dell Walden W. O’Dell Chairman of the Board, President and Chief Executive Officer	Subscribed and sworn to before me this 7th day of August, 2002

August 7, 2002	/s/ Charee Francis-Vogelsang
Charee Francis-Vogelsang Attorney-at-Law Notary Public – State of Ohio My Commission Has No Expiration Date (Sec. 147.03 R.C.)